UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 27, 2012

NAVIDEA BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 450, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On August 27, 2012, Navidea Biopharmaceuticals, Inc. (the “Company”) entered into an agreement with Eric K. Rowinsky, M.D., a member of the Company's board of directors, pursuant to which Dr. Rowinsky will provide the Company with consulting services during the period from August 1, 2012, through January 31, 2013 (the “Consulting Agreement”). Either the Company or Dr. Rowinsky may terminate the Consulting Agreement with ten (10) business days’ prior written notice to the other. Early termination of the Consulting Agreement by the Company will not relieve the Company of any liability for payment of fees that accrued prior to the date of termination. Dr. Rowinsky will perform the following duties pursuant to the terms of the Consulting Agreement: (1) medical, clinical development, strategic support to business development objectives focusing on new product assessments for in-licensing, M&A prospects and territory deals pertaining to existing products; (2) clinical development support with a particular focus on Lymphoseek development (Europe/ROW, current usage of sentinel node mapping/product in melanoma and breast cancer; expansion of studies into head and neck, GI, other tumor types), RIGS development and new products; (3) assisting with formation of the company's Scientific/Medical Advisory Board and ad hoc medical advisory groups (e.g. Key Opinion Leader cultivation); and (4) assisting with investor relations, roadshows, presentations and financings.

In exchange for performing the consulting services, the Consulting Agreement provides for Dr. Rowinsky to receive 13,764 options to purchase common stock of the Company at an exercise price of $3.61 per share. The options will vest one sixth per month for each month the Consulting Agreement is in effect. This option grant is intended to represent payment for an average of two (2) days per month of consulting services during the six month period of the Consulting Agreement, and the Company must pre-approve the rendering of any consulting services in excess of four days in any given month. In the event that consulting services rendered by Dr. Rowinsky pursuant to the Consulting Agreement total more than twelve (12) days, the Company will determine an amount of compensation for Dr. Rowinsky for authorized services at a rate consistent with that otherwise provided for in the Consulting Agreement, payable in cash or stock options, at the option of the Company.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

Number	Exhibit Description

10.1	Consulting Services Agreement between Navidea Biopharmaceuticals, Inc. and Eric K. Rowinsky, M.D.

The Private Securities Litigation Reform Act of 1995 (the Act) provides a safe harbor for forward-looking statements made by or on behalf of the Company. Statements contained or incorporated by reference in this Current Report on Form 8-K, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements within the meaning of the Act. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: August 30, 2012	By:	/s/ Brent L. Larson
Brent L. Larson, Senior Vice President and Chief Financial Officer

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